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                      [TROUTMAN SANDERS LLP LETTERHEAD]
                               ATTORNEYS AT LAW


                                                                    EXHIBIT 5




                                February 28, 1997





Norrell Corporation
3535 Piedmont Road, N.E.
Atlanta, Georgia  30305


Gentlemen:

         We have acted as counsel to Norrell Corporation, a Georgia Corporation (the "Company"), in connection with the proposed offering and sale by certain shareholders of the Company (the "Selling Shareholders") of 1,000,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock").

         In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Company's Registration Statement on Form S-3 (the "Registration Statement"), with respect to the secondary public offering of the Shares, the form of Common Stock certificate, the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof, the Agreement and Plan of Reorganization dated as of August 5, 1996 (the "Plan of Reorganization") by and among the Company, N. Acquisition Corp., American Technical Resources, Inc., and the Selling Shareholders, the Registration Rights Agreement dated as of August 5, 1996 between the Company and the Selling Shareholders, corporate and other documents, records and papers and certificates of officers of the Company and public officials. In such examination, we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of such examination, it is our opinion that the Shares are duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.





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TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Norrell Corporation
February 28, 1997
Page 2


         We are members of the Bar of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.


                                         Very truly yours,


                                         TROUTMAN SANDERS LLP